                                                                     Exhibit 4.1


                         CYPRESS COMMUNICATIONS, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

NUMBER                                                         SHARES
CCI - __________                                               __________
COMMON STOCK
THIS CERTIFICATE IS TRANSFERABLE                               COMMON STOCK
IN BOSTON, MA OR NEW YORK, NY                                  CUSIP 232743 10 4

THIS IS TO CERTIFY THAT __________ is the owner of __________.

     FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE$.001, of CYPRESS COMMUNICATIONS, INC., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to the laws of the State of Delaware and the Certificate of Incorporation and the By-Laws of the Corporation, as the same may be from time to time amended, to all of which the holder by acceptance hereof assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ Mark A. Graves       [Cypress Corporate Seal]      /s/ Mark A. Graves
President                                              Secretary

                                                       SEE REVERSE
                                                       FOR RESTRICTIONS
                                                       ON TRANSFER

                                     COUNTERSIGNED AND REGISTERED:
                                     STATE STREET BANK AND TRUST COMPANY
                                     TRANSFER AGENT AND REGISTRAR
                                     BY:
                                     AUTHORIZED SIGNATURE
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                         CYPRESS COMMUNICATIONS, INC.

     The Corporation has more than one class of stock authorized to be issued. The Corporation will furnish without charge to each stockholder upon request a copy of the full text of the powers, designations, preferences and relative, participating, optional or other rights of the shares of each class of stock (and any series thereof) authorized to be issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights, all as set forth in the Certificate of Incorporation and amendments thereto filed with the Secretary of State of the State of Delaware.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement between the Corporation and State Street Bank and Trust Company, as Rights Agent, as amended, restated, renewed or extended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Corporation and the stock transfer administration office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation may redeem the Rights at a redemption price of $0.01 per Right, subject to adjustment, under the terms of the Rights Agreement. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. As set forth in the Rights Agreement, Rights issued to or held by Acquiring Persons or any Affiliates or Associates thereof (as defined in the Rights Agreement), and any subsequent holder of such Rights, become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification, if any, to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM --    as tenants in common                UNIF GIFT MIN ACT -- __________ Custodian
     TEN ENT --    as tenants by the entireties                               (Cust)
     JT TEN --     as joint tenants with right of      __________ under Uniform Gifts to Minors
                   survivorship and not as tenants     (Minor)
                   in common                           Act __________
                                                             (State)

    Additional abbreviations may also be used though not in the above list.

     For value received, __________ hereby sell, assign and transfer unto __________, __________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, __________             ____________________
                              (The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatever.)

SIGNATURE(S) GUARANTEED:      ____________________
                              THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                              ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                              STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND
                              CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED
                              SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT
                              TO S.E.C. RULE 17Ad-15.